Exhibit EX-99.(16)(A)

                        POWER OF ATTORNEY



The undersigned directors of D.L. Babson Tax-Free Income Fund, Inc. (the "Fund") hereby appoint Stephen S. Soden, P. Bradley Adams, Martin A. Cramer and W. Guy Cooke (with full power to each of them to act alone), his attorney-in-fact and agent, in all capacities, to execute, file or withdraw any of the documents referred to below relating to the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, or any amendment to such Registration Statement, covering the sale of shares by the Fund under a prospectus becoming effective after this date, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. The undersigned officers and directors hereby execute this Power of Attorney as of the 27th day of April, 2000.




/s/ H. David Rybolt
H. David Rybolt


/s/ William H. Russell
William H. Russell


/s/ Francis C. Rood
Francis C. Rood



                               Doc. #328776 v.01 06/16/00 2:37 PM